EXHIBIT 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 14, 2018 (this “Amendment”), is entered into by and among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Existing Credit Agreement (as defined below)) party hereto, the Lenders (as defined below) party hereto and Citicorp North America, Inc. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement (as amended by this Amendment, the “Amended Credit Agreement”).

RECITALS

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of April 30, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Existing Credit Agreement”), with the Lenders from time to time party thereto, the Administrative Agent and the other parties party thereto;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to make certain amendments to the Existing Credit Agreement as more particularly described herein;

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to make the amendments to the Existing Credit Agreement provided herein on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to Existing Credit Agreement.  Subject to the satisfaction or waiver of the conditions set forth in Section 3 of this Amendment, on the Effective Date, the Existing Credit Agreement is amended as follows:

(a)  Clause (a) of the definition of “Net Cash Proceeds” set forth in Section 1.1 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“(a) Asset Sale (other than an Asset Sale permitted under Section 8.4(a), (d), (e), (f) or (j) (Sale of Assets)) or Property Loss Event, net of (i) the costs, fees and expenses actually incurred in connection therewith (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees), (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and any Loan Agreement Refinancing Debt) secured by the assets subject to such Asset Sale or Property Loss Event (including any associated premium or penalty), and (iv) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, with it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (1) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Subsidiaries in any such Disposition and (2) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (iv) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Asset Sale or Property Loss Event, the amount of such reserve; provided, however, that evidence of each of clauses (i), (ii), (iii) and (iv) above is provided to the Administrative Agent,”

(b)  Section 8.4 of the Existing Credit Agreement is amended by amending and restating the introductory paragraph thereof in its entirety to read as follows:

“The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose (“Dispose” or “Disposition”) of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person (including any Unrestricted Subsidiary), or permit or suffer any other Person to acquire any interest in any of their respective assets or, with respect to any of the Borrower’s Subsidiaries, issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an “Asset Sale”), except for the following:”

(c)  Clause (c) of Section 8.4 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“(c) Asset Sales to the extent constituting Liens permitted pursuant to Section 8.2, Investments permitted by Section 8.3, Restricted Payments permitted by Section 8.5 and mergers, consolidations, liquidations, wind-ups, or dissolutions permitted by Section 8.6;”

(d)  Clause (a) of Section 8.5 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“(a)(i) Restricted Payments by any Subsidiary of the Borrower to any Loan Party, (ii)  Restricted Payments by any Wholly-Owned Subsidiary of the Borrower that is not a Loan Party to any other Wholly-Owned Subsidiary of the Borrower that is not a Loan Party so long as no Default or Event of Default exists or would result therefrom, and (iii) Restricted Payments by a non-Wholly-Owned Subsidiary of the Borrower to its shareholders generally so long as the Borrower or any Subsidiary which owns the equity interest or interests in the non-Wholly-Owned Subsidiary paying such dividends receives at least its proportionate share thereof (based on its relative holdings of equity interests in the non-Wholly-Owned Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);”

SECTION 3.Conditions to Effectiveness.  This Amendment shall become effective when the following conditions have been satisfied or waived (the “Effective Date”):

(a)The Administrative Agent shall have received counterparts (or written evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart) of this Amendment duly executed by (i) each Loan Party, (ii) the Administrative Agent, and (iii) the Required Lenders.

(b)No Default or Event of Default shall have occurred and be continuing.

(c)The representations and warranties contained in Section 5 of this Amendment and Article IV of the Amended Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

(d)The Borrower shall have paid to the Administrative Agent for the account of each Lender (i) holding outstanding Term Loans and/or Initial Revolving Credit Commitments immediately prior to the Effective Date and (ii) who consents to this Amendment prior to 5:00 p.m. (Eastern time) on August 9, 2018, a cash fee in the amount of 0.10% of the sum of the amount of such outstanding Term Loans and such Initial Revolving Credit Commitments held by such Lender immediately upon the effectiveness of this Amendment.

SECTION 5.Representations. Each Loan Party hereby represents and warrants to the Administrative Agent and Lenders that the execution, delivery, and performance of this Amendment (i) has been duly executed and delivered by each Loan Party and (ii) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent, and which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

SECTION 6.Effect on Loan Documents.  Except as specifically amended herein, all the Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.  The Borrower and the other Loan Parties acknowledge and agree that, on and after the Effective Date, this Amendment and each of the other Loan Documents to be executed and delivered by a Loan Party in connection herewith shall constitute a Loan Document for all purposes.  On and after the Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument.  Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  For the avoidance of doubt, this Amendment does not constitute a novation or termination by any Loan Party of the Indebtedness and Obligations under the Existing Credit Agreement.

SECTION 7.Indemnification.  The provisions of Section 11.4 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 8.Amendments; Severability.

(a)This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each party hereto.

(b)In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 9.Reaffirmation.  Each of the Loan Parties party hereto, including each Guarantor, hereby (a) reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and the guaranties made by it pursuant to the Guaranty and (b) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Existing Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Amendment and the transactions contemplated hereby.

SECTION 10.  GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION; SERVICE OF PROCESS.  This AMENDMENT and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this AMENDMENT and the transactions contemplated hereby and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.  Each of the PARTIES HERETO irrevocably waives trial by jury in any action or proceeding with respect to this AMENDMENT.  The provisions of Section 11.12 (Submission to Jurisdiction; Service of Process) of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 11.  Section Titles.  The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.  Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided,  however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.  If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

SECTION 12.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Amendment by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all parties shall be lodged with the Borrower and the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AMC ENTERTAINMENT HOLDINGS, INC.,
as Borrower

By:/s/ Craig R. Ramsey
Name:  Craig R. Ramsey
Title:  EVP & CFO

AMC CARD PROCESSING SERVICES, INC.
AMC CONCESSIONAIRE SERVICES OF FLORIDA, LLC
AMC ITD, INC.
AMC LICENSE SERVICES, INC.
AMERICAn MULTI-CINEMA, INC.

CLUB CINEMA OF MAZZA, INC.
LOEWS CITYWALK THEATRE CORPORATION

AMC OF MARYLAND, LLC

AMC STARPLEX, LLC,

as Guarantors

By:/s/ Craig R. Ramsey
Name:  Craig R. Ramsey
Title:  EVP & CFO

Signature Page to

AMC Fifth Amendment to Credit Agreement

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and a Lender

By:/s/ Matthew S. Burke
Name:  Matthew S. Burke
Title:  Vice President

Signature Page to

AMC Fifth Amendment to Credit Agreement